Exhibit 23.3

[Letterhead of Golder Associates Inc.]

CONSENT OF GOLDER ASSOCIATES INC.

The undersigned, Golder Associates Inc., hereby states as follows:

Golder Associates Inc. assisted with the preparation of the “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009, (the “Technical Report”) (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”).

Golder Associates Inc. hereby consents to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633), and in the related Prospectuses, in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) and in the Registration Statement on Form S-3 of the Company, dated March 14, 2011, and in the related Prospectus, of the Summary Material concerning the Technical Report, including the reference to Golder Associates Inc. included with such information, as set forth above in the Form 10-K.

By: /s/ David A. Kidd /s/
Name: David A. Kidd
Title: Principal
Date: March 14, 2011